                                                                 Exhibit 10.13.4

                               GUARANTY AGREEMENT
                           (STATE FARM LOAN NO. 13551)

         THIS GUARANTY AGREEMENT ("Guaranty") made and executed this 6th day of November, 2001 by ROBERTS REALTY INVESTORS, INC., a Georgia corporation, ("Guarantor"), whose address for purposes of this instrument is Attention:
Charles R. Elliott, Chief Financial Officer, 8010 Roswell Road, Suite 120, Atlanta, Georgia 30350, to and in favor of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, ("State Farm"), whose address for purposes of this instrument is Attention: Corporate Law-Investments, One State Farm Plaza, E-3, Bloomington, Illinois 61710-0001;

                              W I T N E S S E T H:

         WHEREAS, Roberts Properties Residential, L.P., a Georgia limited partnership, ("Borrower") has requested and made application to State Farm for a mortgage loan in the principal amount of Twenty-One Million and 00/100 Dollars ($21,000,000.00); and

         WHEREAS, State Farm has approved and agreed to make and fund a mortgage loan in that amount to Borrower ("Loan") on those terms and subject to those conditions set forth with particularity in State Farm's Loan Commitment No. 13551 dated September 26, 2001, and all amendments thereto, (collectively, "Commitment"), including, among others, the condition that Guarantor execute and deliver this Guaranty to and in favor of State Farm; and

         WHEREAS, the Loan is evidenced by a certain Promissory Note executed by Borrower to and in favor of State Farm in the principal sum of Twenty-One Million and 00/100 Dollars ($21,000,000.00) of even date herewith ("Note") and is secured by, among other documents and instruments, a Mortgage and Security Agreement executed by Borrower to and in favor of State Farm of even date herewith ("Mortgage") encumbering certain real property and other property, rights and interests more particularly described therein ("Premises"); and

         WHEREAS, State Farm is unwilling to make the Loan to Borrower unless Guarantor guarantees certain obligations of Borrower as hereinafter more particularly provided; and

         WHEREAS, Guarantor is the sole general partner of and holds substantial ownership interests, either directly or indirectly, in Borrower; and

         WHEREAS, Guarantor recognizes and acknowledges that the financial success of the Borrower will directly benefit Guarantor and its shareholders and Guarantor, therefore, deems it to be to the business and financial advantage and benefit of Guarantor and its shareholders that Guarantor execute and deliver this Guaranty as an inducement to State Farm to make and fund the Loan to Borrower;

         NOW THEREFORE, for and in consideration of the premises hereof, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor does hereby, for the benefit of State Farm, covenant, stipulate and agree as follows, to wit:

1. RECITALS. The recitals hereinabove set forth in the premises of this Guaranty are true and correct and are by this reference thereto incorporated in this Guaranty.

2. DEFINITION OF TERMS. Those capitalized terms not otherwise defined herein shall have those definitions and meanings ascribed to such terms in the Note, Mortgage and other Loan Documents (as that term is defined in the Mortgage).

3. GUARANTEED OBLIGATIONS. Guarantor does hereby unconditionally and absolutely guarantee to State Farm the full and prompt payment to State Farm of the following obligations of Borrower ("Guaranteed Obligations"), to wit:

                  A. The payment to State Farm of all amounts due from time to time under the Note, the Mortgage and other Loan Documents and any and all renewals, replacements and extensions of and all modifications or amendments to the Loan Documents, including, without limitation, all Principal, accrued Interest, Prepayment Fees and other sums, including attorneys' and paralegals' fees, (collectively, "Indebtedness"). The Guaranteed Obligations guaranteed hereby are subject to reduction and termination as hereinafter provided in subparagraph B and C of this Paragraph 3; subject, however, to those conditions precedent to such reduction and termination hereinafter set forth in Paragraph 10 of this Guaranty.

                  B. From and after the time that the gross income derived from the Premises (which gross income includes, without limitation, income from rental of apartment units, garage rental income, charges for water submetering, charges for waste removal, charges for alarm system and all miscellaneous income) has reached at least Two Hundred Sixty-Seven Thousand Three Hundred Ninety-Seven and 50/100 Dollars (267,397.50) per calendar month for a period of three (3) consecutive calendar months, the Guaranteed Obligations shall automatically be reduced to the amount of the Indebtedness due from time to time which is in excess of Fifteen Million Seven Hundred Fifty Thousand and 00/100 Dollars ($15,750,000.00).

                  C. From and after the time that the gross income derived from the Premises (as specified in subparagraph B immediately above) has reached at least Two Hundred Ninety-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($291,666.67) per calendar month for a period of three (3) consecutive calendar months, Guarantor shall automatically be released from the Guaranteed Obligations.

Guarantor hereby agrees that the Guaranteed Obligations shall be paid by Guarantor to State Farm upon demand of State Farm in lawful money of the United States of America in accordance with the terms and provisions of this Guaranty.

4. INDEMNIFICATION. Guarantor shall, and does hereby absolutely and unconditionally agree, to indemnify, defend and save and hold State Farm harmless from and against any and all losses, damages, costs and expenses (including reasonable attorneys' and paralegals' fees) suffered or incurred by State Farm by reason, on account of or with respect to the Guaranteed Obligations.

5. GUARANTY OF PAYMENT. This Guaranty is a guarantee of payment and not of collection. Accordingly, the obligations of Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the validity, legality or enforceability of the Note, Mortgage or other Loan Documents and shall not be affected by any action taken by State Farm under the Loan Documents in the exercise of any right, power or remedy therein conferred, or by any failure or omission on the part of State Farm to enforce any right conferred thereby, or by any waiver on the part of State Farm of any covenant or condition therein provided; it being the purpose and intent of this Guaranty that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by Guarantor's payment of the Guaranteed Obligations as herein provided.

6. CHANGES OF STATUS. Guarantor hereby acknowledges and agrees that this Guaranty and the obligations of Guarantor hereunder shall not be affected and shall not be discharged by reason of any change in the status of Borrower, including, without limitation, changes in name or structure of Borrower; merger or consolidation of Borrower with any other entity or entities, or the transfer of all or any part of Borrower's assets to another entity; termination or dissolution of Borrower; the filing of a petition by or against Borrower under the bankruptcy laws of the United States, or the voluntary or involuntary takeover of Borrower by Borrower's creditors; additions or losses of partners of Borrower by death, succession or otherwise; any change in the status of Guarantor with respect to Borrower, including, without limitation, termination, transfer or conveyance of Guarantor's ownership interest in Borrower or in any partners of Borrower, whether general or limited, or termination or resignation of Guarantor as the sole General Partner of Borrower; or changes in operating procedures, management or in the nature or location of Borrower's business.

7. GUARANTY IRREVOCABLE. Unless and until released as provided in this Guaranty, this Guaranty shall be irrevocable by Guarantor.

8. WAIVER OF SUBROGATION. Guarantor shall not exercise any rights which Guarantor may acquire by way of subrogation under this Guaranty, by virtue of any payment made hereunder or otherwise, until the entire indebtedness of Borrower to State Farm evidenced and represented by the Note or otherwise incurred pursuant to the Mortgage or any other Loan Document securing said indebtedness shall have been paid in full.

9. REMEDIES. In the enforcement of this Guaranty, State Farm shall have and be entitled to exercise any and all remedies provided herein and otherwise provided by law. All rights, powers and remedies of State Farm under this Guaranty and under any agreement between Borrower and State Farm or between Guarantor and State Farm, now, or at any time hereafter enforced, shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies provided and available to State Farm by law. No exercise of, delay in exercising, or omission to exercise, any rights, powers or remedies by State Farm shall be deemed a waiver thereof, and every such right, power and remedy may be exercised by State Farm any one or more times or on any one or more occasions without exhaustion.

10.      CONDITIONS PRECEDENT TO REDUCTION AND RELEASE OF GUARANTEED
         OBLIGATIONS.

                  A. In order for Guarantor to be entitled to the automatic reduction and/or release of the Guaranteed Obligations as hereinabove provided in Paragraph 3 of this Guaranty, State Farm shall have first received from Borrower a certified Rent Roll and a certified Income Statement (as those terms are used in the context of generally accepted accounting principles) in form and content acceptable to State Farm, in its sole discretion, certified by an executive officer (i.e., the President, a Vice President or the Chief Financial Officer) of Borrower's sole general partner under oath as being true, correct, accurate and complete, which confirms the satisfaction and fulfillment of the gross income achievement requirements hereinabove specified in whichever of subparagraphs B or C of Paragraph 3 of this Guaranty is applicable.

                  B. Any other provisions of this Guaranty to the contrary notwithstanding, Guarantor shall not be entitled to a release from the Guaranteed Obligations and/or a termination of this Guaranty (even having met the gross income achievement level set forth in subparagraph C of Paragraph 3 of this Guaranty) unless one of the following conditions (i) or (ii) shall have been satisfied and fulfilled:

                           (i) State Farm shall have received from Borrower written evidence satisfactory to State Farm that Borrower has terminated the License as defined in that certain License Agreement between and executed by each of TRG-PC, Ltd., as Licensor, and Palm Beach Polo Holdings, Inc., as Licensee, dated February 1, 2000 and recorded on February 3, 2000 in Official Records Book 11592 at Pages 577 et seq. of the Public Records of Palm Beach County, Florida as subsequently assigned (as to the interest of the Licensor) by said Licensor to Borrower on or about the date of this Guaranty (as so assigned, the "License Agreement") and the License Agreement and the License granted therein shall have been effectively terminated of record by and pursuant to a written release document/instrument acceptable to State Farm, which document/instrument shall have been duly executed and acknowledged by the Licensee (or its successor in interest and title to the "Exhibit B Land," as defined in the License Agreement) and duly recorded among the Public Records of Palm Beach County, Florida; or

                           (ii) Either of Borrower or Guarantor shall have deposited an amount equal to the Termination Fee (i.e., in an amount reasonably acceptable to and projected by State Farm and providing for the annual increase of 8% per annum) into escrow, as security for the future payment of the Termination Fee, with an escrowee (escrow agent) acceptable to State Farm and pursuant to an escrow agreement acceptable in form and content to State Farm, with all fees and expenses related to the preparation, review, approval and processing of the escrow agreement, including the attorneys' fees of State Farm's outside Selected Counsel, if any, having been paid by either of Borrower or Guarantor.

This Guaranty shall be cancelled and returned by State Farm to Guarantor in accordance with the foregoing terms and provisions of this Guaranty. It is expressly provided, however, that if it should subsequently be determined by State Farm that any certified documents submitted to State Farm as evidence of the satisfaction and fulfillment of the above-described rental achievement conditions are false, incorrect, inaccurate or incomplete in any single material respect, any purported release of Guarantor from its Guaranteed Obligations under this Guaranty Agreement based upon such certified documents shall be null, void and of no force and effect.

11. APPLICATION OF SUMS RECEIVED UNDER GUARANTY. All sums paid to and received by State Farm from Guarantor under and pursuant to this Guaranty shall be applied by State Farm to the Indebtedness from time to time due under the Loan Documents in such order of application as State Farm may elect from time to time.

12. ATTORNEYS' FEES. If this Guaranty is placed in the hands of an attorney for enforcement on behalf of State Farm, Guarantor hereby agrees to pay all costs thereof, including, without limitation, the reasonable fees and disbursements of such attorney and/or his paralegal. Anything contained in this Guaranty or in any of the other Loan Documents to the contrary notwithstanding, whenever provision is made in this Guaranty or in any of the other Loan Documents for payment of "reasonable attorney's fees" or "reasonable attorney's and paralegal's fees" or words of similar import, the same shall mean and refer to the payment of actual attorney's (or paralegal's) fees incurred based upon the attorney's (or paralegal's) normal hourly rate and the number of hours worked.

13. MODIFICATIONS; RELEASES. This Guaranty may not be changed, amended or modified and no obligation of Guarantor may be released or waived by State Farm or any officer or agent of State Farm, except in writing signed by a duly authorized officer of State Farm.

14. WAIVERS. Guarantor waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest, dishonor, notice of dishonor and all other notice to which Guarantor might otherwise be entitled, or which might be required by law and require to be given by State Farm. Guarantor further agrees that there are absolutely no conditions or limitations to the undertakings on the part of Guarantor set forth in this Guaranty save those expressly written therein.

15. CLAIMS. Any claim or claims which State Farm may have against Guarantor under this Guaranty at any time or time hereafter shall be asserted by State Farm against Guarantor by written notice directed to Guarantor at the address of Guarantor set forth in the preamble to this Guaranty.

16. NOTICES. All notices required or permitted to be given by either party hereto shall be sent by registered or certified mail, return receipt requested or by nationally recognized overnight courier (e.g., Federal Express) to the party intended to receive such notice at the address shown in the preamble to this Guaranty.

17. GOVERNING LAW. This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

18. BINDING EFFECT. This Guaranty is and shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of State Farm and its successors and assigns.

         IN WITNESS WHEREOF, Guarantor has executed, sealed and delivered this Guaranty in manner and form sufficient to legally bind him in accordance with the terms hereof on and as of the day and year first above written.

Signed, sealed and delivered in the
presence of the undersigned witnesses:     ROBERTS REALTY INVESTORS, INC.,
                                                a Georgia corporation

  /s/ Sherevone D. Wade                    By:  /s/ Charles R. Elliott
--------------------------------------        ----------------------------------
Signature of Witness                          Charles R. Elliott
                                              Its Secretary, Treasurer and Chief
  Sherevone D. Wade                           Financial Officer
--------------------------------------
Print/Type Name of Witness
                                                           (Corporate Seal)
  /s/ Mal Sport
--------------------------------------
Signature of Witness
                                                            GUARANTOR
  Mal Sport
--------------------------------------
Print/Type Name of Witness

STATE OF GEORGIA
COUNTY OF FULTON

                  The foregoing instrument was acknowledged before me this 6th day of November, 2001 by Charles R. Elliott, as Secretary, Treasurer and Chief Financial Officer of Roberts Realty Investors, Inc., a Georgia corporation, on behalf of said corporation. He [X] is personally known to me or [__] has produced (insert type of identification) as identification.

                                      /s/ Joanne M. Roberts
                                    --------------------------------------------
                                    Name:  Joanne M. Roberts
                                         ---------------------------------------
                                    Notary Public
                                    Commission No.
                                                   -----------------------------
                                    My Commission Expires:  August 16, 2002
                                                          ----------------------

                                                 (NOTARIAL SEAL)